UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

TRITON PACIFIC INVESTMENT CORPORATION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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10877 Wilshire Blvd., 12th Floor
Los Angeles, California 90024

August 13, 2014
Dear Stockholder:

          On behalf of the Board of Director (the “Board”), we are pleased to invite you to a special meeting of stockholders (the “Special Meeting”) of Triton Pacific Investment Corporation, Inc. (the “Company”). The Special Meeting is scheduled for 10:00 A.M., Pacific Time, on September 11, 2014, at the Company’s offices located at 10877 Wilshire Blvd., 12th Floor, Los Angeles, California 90024.

          At the Special Meeting, stockholders will be asked to approve a new investment sub-advisory agreement with ZAIS Group, LLC (“ZAIS”). At the Special Meeting, stockholders will also be asked to approve the adoption of a “manager-of-managers” policy for the Company, which would permit the Company, subject to the approval of the Securities and Exchange Commission, to enter into or materially amend sub-advisory agreements with unaffiliated sub-advisers without obtaining stockholder approval.

          Formal notice of the Special Meeting appears on the next page, followed by the Proxy Statement. The Proposals are discussed in detail in the enclosed Proxy Statement, which you should read carefully. The Board recommends that you vote “FOR” each of the proposals.

          Your vote is important regardless of the number of shares you own. To avoid the added cost of follow-up solicitations and possible adjournments, please read the Proxy Statement carefully and cast your vote. It is important that your vote be received no later than 10:00 a.m., Pacific time, on September 11, 2014.

          We appreciate your participation and prompt response in this matter and thank you for your continued support.

Sincerely yours,

Craig Faggen
Chairman
and Chief Executive Officer

TRITON PACIFIC INVESTMENT CORPORATION INC.

10877 Wilshire Blvd., 12th Floor
Los Angeles, California 90024

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On September 11, 2014

To the Stockholders of Triton Pacific Investment Corporation:

          NOTICE IS HEREBY GIVEN that a special meeting of the stockholders (the “Special Meeting”) of Triton Pacific Investment Corporations, Inc., a Maryland corporation (the “Company”) is scheduled for 10:00 a.m., Pacific time on Thursday, September 11, 2014, at 10877 Wilshire Boulevard, 12th Floor, Los Angeles, California 90024.

     At the Special Meeting, stockholders will be asked:

1.	To approve a new investment sub-advisory agreement between the Company, Triton Pacific Adviser, LLC, the Company’s investment adviser (the “Adviser”) and ZAIS Group, LLC (“ZAIS”);

2.

          To approve a manager-of-managers policy with respect to the Company to enable the Company, subject to the approval of the Securities and Exchange Commission (the “SEC”), to enter into and materially amend agreements with unaffiliated sub-advisers without obtaining approval of the Company’s stockholders; and

3.

          To transact such other business, not currently contemplated, that may properly come before the Special Meeting, or any adjournments or postponements thereof, in the discretion of the proxies or their substitutes.

          Please read the enclosed Proxy Statement carefully for information concerning the Proposals to be placed before the Special Meeting. The Board recommends that you vote ”FOR” each of the Proposals.

          Stockholders of record as of the close of business on July 28, 2014, are entitled to notice of, and to vote at, the Special Meeting, and are also entitled to vote at any adjournments or postponements thereof. Your attention is called to the accompanying Proxy Statement. Regardless of whether you plan to attend the Special Meeting, please complete, sign, and return promptly, but in no event later than 10:00 a.m., Pacific time, on September 11, 2014, the enclosed Proxy Ballot so that a quorum will be present and a maximum number of shares may be voted. Proxies may be revoked at any time before they are exercised by submitting a revised Proxy Ballot, by giving written notice of revocation to the Company or by voting in person at the Special Meeting.

By Order of the Board of Directors,

Michael L. Carroll
Chief Financial Officer and Secretary

August 13, 2014

TRITON PACIFIC INVESTMENT CORPORATION INC.

10877 Wilshire Blvd., 12th Floor
Los Angeles, California 90024

SPECIAL MEETING OF STOCKHOLDERS
To Be Held On September 11, 2014

PROXY STATEMENT

GENERAL

          This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of Triton Pacific Investment Corporation, a Maryland corporation (the “Company”), for use at the Special Meeting of Stockholders of the Company to be held at 10:00 a.m., Pacific Time, on Thursday, September 11, 2014, at the offices of the Company located at 10877 Wilshire Blvd., 12th Floor, Los Angeles, California 90024, and any adjournments or postponements thereof (the “Special Meeting”). This Proxy Statement and the accompanying materials are being mailed to stockholders of record described below on or about August 13, 2014.

          All properly executed proxies representing shares of common stock, par value $0.001 per share, of the Company (the “Shares”) received prior to the Special Meeting will be voted in accordance with the instructions marked thereon. If no specification is made, the Shares covered by the proxy card will be voted “FOR” the proposal to appoint ZAIS as sub-adviser and implement the proposed sub-advisory agreement with ZAIS and “FOR” the proposed manager-of-managers arrangement for the Company. Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise. Stockholders who execute proxies may revoke them with respect to a proposal by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to the date of the Special Meeting or by attending the Special Meeting and voting his or her Shares in person.

          Stockholders of record (i.e., stockholders who hold Shares directly in their own names) who attend the Special Meeting may vote in person whether or not he or she has previously voted his or her shares. Stockholders who hold their shares in an account with a broker, bank or other institution or nominee (“Broker Shares”), may vote such shares at the Special Meeting only after obtaining proper written authority from their institution or nominee and present it at the Special Meeting.

Quorum

          The presence in person or by proxy of the holders of stock of the Company entitled to cast one third of the votes entitled to be cast at the meeting (without regard to class) shall constitute a quorum at the Special Meeting. Abstentions will be treated as shares present for quorum purposes. Shares for which brokers have not received voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote the shares on certain proposals (which are considered “Broker Non-Votes” with respect to such proposals) will be treated as shares present for quorum purposes. However, abstentions and Broker Non-Votes are not counted as votes cast. If a quorum is not present at the Special Meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless the proxies are marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

          If there are insufficient votes to approve any Proposal or for any other reason deemed appropriate by the persons named as proxies, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit additional time for the solicitation of proxies, in accordance with the organizational documents of the Company and applicable law. Solicitation of votes may continue to be made without any obligation to provide any additional notice of the adjournment. The persons named as proxies will vote in favor of such adjournments in their discretion.

Record Date

          The Board has fixed the close of business on July 28, 2014 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and all adjournments or postponements thereof. As of the Record Date, there were 200,606.3 shares of our common stock outstanding held by 64 record holders.

Required Vote

          Approval of both the proposed sub-advisory agreement with ZAIS and the proposed manager of managers arrangement for the Company requires the affirmative vote of a majority of the Company’s outstanding voting securities, All stockholders of the Company will vote together as a single class on each proposal.

          Under the rules of the New York Stock Exchange, brokers do not have discretionary authority to vote for either proposal. As a result, absent specific voting instructions from the beneficial owner of the shares, brokers will not be permitted to vote shares for either proposal. If a stockholder abstains from voting as to any matter, or if a broker returns a “non-vote” proxy, indicating a lack of authority to vote on a matter, then the shares represented by such abstention or non-vote will be treated as shares that are present at the Special Meeting for purposes of determining the existence of a quorum. However, abstentions and broker non-votes will be disregarded in determining the “votes cast” on an issue. For this reason, an abstention or broker non-vote will have the effect of a vote against such matters.

Voting

          You may vote in person at the Special Meeting or by proxy in accordance with the instructions provided below. Stockholders of the Company are entitled to one vote for each Share held as of the Record Date.

     When voting by proxy and mailing your proxy card, you are required to:

•	indicate your instructions on the proxy card;

•	date and sign the proxy card;

•	mail the proxy card promptly in the envelope provided, which requires no postage if mailed in the United States; and

•	allow sufficient time for the proxy card to be received on or before 10:00 a.m., Pacific Time, on September 11, 2014.

          If you plan on attending the Special Meeting and voting your shares in person, you will need to bring photo identification in order to be admitted to the Special Meeting. To obtain directions to the Special Meeting, please call the Company at (310) 943-4990.

Other Information Regarding This Solicitation

          The Company will bear the expense of the solicitation of proxies for the Special Meeting, including the cost of preparing, printing and mailing this proxy statement, the accompanying Notice of Special Meeting of Stockholders, and the proxy card. The Company has requested that brokers, nominees, fiduciaries and other persons holding Shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such persons for their reasonable expenses in so doing.

          In addition to the solicitation of proxies by the use of the mail, proxies may be solicited in person and/or by telephone or facsimile transmission by directors, officers or employees of the Company and/or officers or employees of Triton Pacific Adviser, LLC (the “Adviser” or “TPA”), the Company’s investment adviser. The Adviser is located at 10877 Wilshire Blvd., 12th Floor, Los Angeles, California 90024. No additional compensation will be paid to directors, officers or regular employees of the Company or the Adviser for such services.

Security Ownership of Management and Certain Beneficial Owners

          The following table sets forth, as of the Record Date, the beneficial ownership of the Company’s directors, the Company’s executive officers, each person known to the Company to beneficially own 5% or more of the outstanding Shares, and all of the Company’s executive officers and directors as a group.

          Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There are no Shares subject to options that are currently exercisable or exercisable within 60 days of July 28, 2014.

	Shares Beneficially Owned as of July 28, 2014
Name and Address of Beneficial Owner	Number of Shares(1)	Percentage(2)

5% Stockholders

Feinswog Family Trust(3)	20,000	9.97%

Richard E. Szalach(4)	17,921.5	8.93%

Triton Pacific Adviser, LLC(5)	14,815	7.39%

Andrea Feinswog (6)	11,111,11	5.54%

Interested Directors: (5)
Craig Faggen	14,815(7)	8.93%
Ivan Faggen	—	—

Independent Directors: (5)
Ronald W. Ruther	—	—
Marshall Goldberg	—	—
William Pruitt	—	—

Executive Officers(5)
Michael L. Carroll	—	—

All executive officers and directors as a group (6 persons)	14,815	8.93%

(1)

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Assumes no other purchases or sales of our common stock since the most recently available SEC filings. This assumption has been made under the rules and regulations of the SEC and does not reflect any knowledge that we have with respect to the present intent of the beneficial owners of our common stock listed in this table.

(2)	Based on a total of 200,606.3 shares of the Company’s common stock issued and outstanding on the Record Date.

(3)	Address is 935 Havenhurst Dr., La Jolla, CA 92037

(4)	Address is 917 W. Jackson Ave., Naperville, IL 60540.

(5)	Address is c/o Triton Pacific Capital Partners, LLC, 10877 Wilshire Boulevard, 12th Floor, Los Angeles, CA 90024.

(6)	Address is PMB H173, 7660 Fay Avenue, La Jolla, CA 92037.

(7)

The Company issued 7,500 shares of its common stock to Triton Pacific Adviser in exchange for gross proceeds of $101,250. On July 26, 2013, the Company issued an additional 7,315 shares of its common stock to Triton Pacific Adviser by converting $98,750 of its liability for funds advanced by the Adviser for Deferred Offering Costs

          Set forth below is the dollar range of equity securities beneficially owned by each of our directors as of the Record Date. We are not part of a “family of investment companies,” as that term is defined in the Investment 1940 Act of 1940, as amended (the “1940 Act”).

Name of Director	Dollar Range of Equity Securities Beneficially Owned(1)(2)

Interested Directors

Craig Faggen	Over $100,000 (3)

Ivan Faggen	None

Independent Directors

Ronald W. Ruther	None

Marshall Goldberg	None

William Pruitt	None

(1)	The dollar ranges are: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.

(2)	The dollar range of equity securities beneficially owned in the Company as of the Record Date. Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.

(3)	The value of equity securities beneficially owned in the Company as of December 31, 2013.

PROPOSAL ONE — APPROVAL OF A PROPOSED SUB-ADVISORY AGREEMENT WITH ZAIS

What is Proposal One?

          The Company’s stockholders are asked to approve a new investment sub-advisory agreement between the Adviser and ZAIS Group, LLC (the “Proposed ZAIS Sub-Advisory Agreement”). If stockholders approve Proposal One, ZAIS would serve as a sub-adviser to the Company. The Adviser, and not the Company, would be responsible for the payment of any sub-advisory fees due under the Proposed ZAIS Sub-Advisory Agreement.

Who is the Current Sub-Adviser to the Company?

          The Company does not currently have a sub-adviser. Sound Point Capital, LP previously served as the Company’s sub-adviser but the agreement between the Adviser and Sound Point terminated effective May 22, 2014.

What will ZAIS’ role be with respect to the Company?

          Subject to the overall supervision of our board of directors and our Adviser, ZAIS, as our sub-adviser, will provide investment advisory and management services to us with respect to our syndicated debt portfolio only (consisting primarily of floating rate debt securities, CLO securities, and other credit-oriented securities). ZAIS is not expected to provide any managerial assistance on behalf of our portfolio companies. Under the terms of the Proposed ZAIS Sub-Advisory Agreement, ZAIS will, among other things:

•

make recommendations to our Adviser as to the general composition and allocation of our syndicated debt portfolio, the nature and timing of any changes therein and the manner of implementing such changes, including specific recommendations as to the type of securities and other assets to be purchased, retained or sold by the syndicated debt portfolio;

•	assist our Adviser in identifying, evaluating and negotiating the structure of the syndicated debt portfolio investments made or to be made by us;

•	separately or in conjunction with the Adviser, conduct due diligence on prospective portfolio companies within the syndicated debt portfolio;

•	assist the Adviser in executing, closing and monitoring our syndicated debt portfolio investments;

•	provide to the Advisor monthly valuation data on the syndicated debt portfolio using external third party valuation sources;

•

upon request from the Adviser, participate in the review of our draft public financial statements and registration statements to ensure that the information presented regarding the Sub-Adviser and the syndicated debt portfolio investments is accurate and not misleading in any material respect;

•

upon request from the Adviser and at such times as are mutually acceptable to the Adviser and the Sub-Adviser, participate in presentations to: (a) broker-dealer road shows; (b) educational forums; (c) due diligence review programs conducted by third-party evaluators and due diligence officers of broker-dealers; and (d) other marketing events and forums to facilitate our fund raising efforts;

•	upon request from the Adviser and as required by our Board, attend meetings of, and participate in presentations to, the Board, in each case with respect to the syndicated debt portfolio;

•

provide the Adviser with such other research and related services relevant to the syndicated debt portfolio as the Adviser may, from time to time, reasonably require for the Adviser to manage our investments; and

•

use commercially reasonable efforts to arrange for debt financing with respect to the syndicated debt portfolio on our behalf as may be determined necessary by the Sub-Adviser, subject to oversight and approval of the Board.

Who is the Proposed Sub-Adviser?

The proposed Sub-Adviser, ZAIS Group, LLC, is an SEC registered investment adviser and a Delaware limited liability company, located at Two Bridge Avenue, Suite 322, Red Bank, New Jersey 07701. ZAIS invests in a wide range of assets across the credit spectrum including performing bank loans and high yield bonds, structured credit securities, and credit derivatives. ZAIS manages approximately $5.2 billion (as of March 31, 2014) in assets across multiple funds, managed accounts and structured vehicles. ZAIS was established in 1997 and the members of ZAIS’ senior leveraged loan credit team have been actively investing in the leveraged loan market for an average of 20 years.

The name and principal occupation of the managing member and the president of ZAIS are listed in the chart below. The address for each is Two Bridge Avenue, Suite 322, Red Bank, New Jersey 07701.

NAME:	POSITION WITH SUB-ADVISOR	PRINCIPAL OCCUPATION

Christian Zugel	Managing Member, Chief Investment Officer and Chairman of Management Committee	Managing Member, Chief Investment Officer of ZAIS and Chairman of ZAIS’ Management Committee.

Michael Szymanski	President	President of ZAIS and Member of ZAIS’ Management Committee.

ZAIS will assign a professional team of portfolio managers to assist the Adviser. The team will be led by Vincent Ingato, who currently serves as Portfolio Manager and Managing Director of ZAIS and is responsible for establishing ZAIS’ leveraged finance business. Prior to joining ZAIS in June of 2013, Mr. Ingato was a Managing Director and Portfolio Manager at CVC Credit Partners, CVC Capital’s credit business (formerly known as Apidos Capital). He joined CVC in May 2008 in connection with the sale of ACA to CVC. Mr. Ingato established ACA’s leveraged finance business in 2004 and was responsible for the firm’s Corporate and Leveraged Loan CDOs. Prior to joining ACA Capital, Mr. Ingato was Senior Vice President and Head of the Leveraged Finance Group at Fuji Bank, which he started in 1992. After the bank merged to form Mizuho Financial Group, he served as Deputy General Manager. Prior to joining Fuji Bank, Mr. Ingato was Vice President and Area Manager of the Corporate Banking Group at Wells Fargo Bank where he was responsible for originating LBOs with the bank’s private equity firms. Mr. Ingato holds his B.S., magna cum laude, in Marketing from Fairfield University, and an M.B.A. from the College of William and Mary.

What are the terms of the Proposed Sub-Advisory Agreement?

The description of the Proposed Sub-Advisory Agreement that follows is qualified in its entirety by reference to the copy of the form of the Proposed Sub-Advisory Agreement included in Appendix A.

Fees. Under the Proposed Sub-Advisory Agreement, our Adviser will pay a portion of the base management and incentive fees it receives from the Company to ZAIS based on the average gross assets (including amounts borrowed) managed by ZAIS and included in the Company’s portfolio. Specifically, the Adviser will pay ZAIS a quarterly fee of.125% (12.5 basis points) of the average gross assets of the Company’s syndicated debt portfolio managed by ZAIS, which will include any borrowings for investment purposes, and will be appropriately adjusted on a pro rata basis during any partial quarter and for any share issuances or repurchases during the relevant quarter. With respect to any incentive fee, the Adviser will pay ZAIS one half of the incentive fee paid to the Adviser multiplied by a quotient equal to the incentive fee generated on the Company’s syndicated debt portfolio divided by the aggregate incentive fee payable to the Adviser each quarter (pro-rated if less than one quarter). However, in no event shall the incentive fee paid to ZAIS be greater than 100% of the incentive fee the Company pays to the Adviser. All fees paid to ZAIS shall be paid out of the fees the Company pays to the Adviser and will not increase the total amount of base management fees or incentive fees the Company is required to pay.

Limitation of Liability. Under the terms of the Proposed Sub-Advisory Agreement, the Adviser and the Company shall indemnify ZAIS, its affiliates and its controlling persons, for any liability and expenses arising from, or in connection with, ZAIS’ performance of its obligations under the sub-advisory agreement or the Adviser’s breach of the terms, representations and warranties contained in the sub-advisory agreement. However, in accordance with the 1940 Act, the Company will not indemnify ZAIS for any liability to which it would be subject by reason of its willful misfeasance, bad faith, gross negligence or reckless disregard of its duties. Further, the Company will not provide indemnification to a person for any loss or liability that would violate any other federal or state securities laws. The Company shall pay or reimburse reasonable legal expenses and other costs incurred by ZAIS or any of their affiliates in advance of final disposition of a proceeding if all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on the Company’s behalf, (b) the person(s) seeking indemnification provide the Company with written affirmation of their good faith belief that the standard of conduct necessary for indemnification by us has been met, (c) advancement of legal expenses and other costs associated therewith is not prohibited by applicable law, and (d) such person(s) provides us with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable rate of interest, in cases in which such person(s) is found not to be entitled to indemnification.

Term. The Proposed Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice by the Adviser or ZAIS. It shall also terminate upon (i) its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act), (ii) termination of the advisory agreement with the Adviser, or (iii) if the Adviser determines that the sub-advisory agreement would violate the terms of the investment advisory agreement.

What is the recommendation of the Board?

Based upon its review, and after consideration of such factors and information it considered relevant, the Board, including a majority of the Independent Directors present at its July 8, 2014 meeting, approved the Proposed Sub-Advisory Agreement and voted to recommend to stockholders that they approve the Proposal. The Board is therefore recommending that the Company’s stockholders vote “FOR” Proposal One to appoint ZAIS as Sub-Adviser to the Company and implement the Proposed Sub-Advisory Agreement, as discussed in this Proxy Statement.

What factors were considered by the Board?

At a meeting of the Board held on July 8, 2014, the Board, including a majority of the Independent Directors, determined to: (1) appoint ZAIS as sub-adviser to the Company; and (2) approve the Proposed Sub-Advisory Agreement with ZAIS under which it would serve as sub-adviser to the Company.

In determining whether to approve the Proposed Sub-Advisory Agreement with ZAIS, the Board received and evaluated such information as it deemed necessary for an informed determination of whether the Proposed Sub-Advisory Agreement should be approved for the Company. The materials provided to the Board to inform its consideration of whether to approve the Proposed Sub-Advisory Agreement with ZAIS included: (1) materials provided to the Board in advance of its July 8, 2014 meeting discussing ZAIS and its qualifications to serve as sub-adviser to the Company; (2) supporting documentation, including copies of the forms of the Proposed Sub-Advisory Agreement with ZAIS; and (3) other information relevant to the Board’s evaluation.

In reaching its decision to engage ZAIS as a sub-adviser to the Company, the Board, including a majority of the Independent Directors, considered a number of factors, including, but not limited to, the following: (1) the Adviser’s view with respect to the reputation of ZAIS as a manager to similar funds; (2) ZAIS’ strength and reputation in the industry; (3) the nature, extent, and quality of the services to be provided by ZAIS under the Proposed Sub-Advisory Agreement; (4) the personnel, operations, financial condition, and investment management capabilities, methodologies, and resources of ZAIS; (5) the fairness of the compensation under the Proposed Sub-Advisory Agreement in light of the services to be provided by ZAIS and the projected profitability of ZAIS as sub-adviser to the Company; (6) the costs for the services to be provided by ZAIS, including that the advisory fee rate would not change upon the appointment of ZAIS; (7) the sub-advisory fee rate payable by the Adviser to ZAIS; (8) ZAIS’ operations and compliance program, including its policies and procedures intended to assure compliance with the federal securities laws; and (9) the appropriateness of the selection of ZAIS in light the Company’s investment objective and investor base.

After its deliberation, the Board reached the following conclusions: (1) ZAIS should be appointed to serve as a Sub-Adviser to the Company under the Proposed Sub-Advisory Agreement; and (2) the sub-advisory fee rate payable by the Adviser to ZAIS is reasonable in the context of all factors considered by the Board. Based on these conclusions and other factors, the Board voted to approve the Proposed Sub-Advisory Agreement for the Company. During their deliberations, different Board members may have given different weight to different individual factors and related conclusions.

What is the required vote?

Approval of the Proposed Sub-Advisory Agreement by stockholders of the Company requires the affirmative vote of a majority of the Company’s outstanding voting securities. All stockholders of the Company will vote together as a single class on the Proposal.

What happens if stockholders do not approve Proposal One?

If the stockholders of the Company do not approve Proposal One, ZAIS would not be able to serve the Company as a sub-adviser under the Proposed Sub-Advisory Agreement. In this event, the Board will consider other appropriate action, which may include, among other things, appointment of a different sub-adviser, or direct management by the Adviser.

PROPOSAL TWO — APPROVAL OF A “MANAGER-OF-MANAGERS” ARRANGEMENT

What is Proposal Two?

The Company intends to apply for an exemptive order from the SEC to permit the Company and its investment adviser, Triton Pacific Advisor, LLC (the “Adviser”) with the approval of the Board, to enter into or materially amend sub-advisory agreements with unaffiliated sub-advisers, without submitting the agreement to a vote of stockholders (the “Proposed Relief”). An investment company operating in this manner is commonly referred to as a “Manager-of-Managers” investment company. The Company’s stockholders are asked to approve operation of the Company as a manager-of-managers investment company. If this proposal is approved and the Proposed Relief is granted, the Adviser will be permitted to enter into sub-advisory agreements with unaffiliated sub-advisers, or to materially modify certain sub-advisory agreements, with prior approval by the Board (including a majority of our independent directors) but without approval by our stockholders.

Why is a manager-of-managers arrangement proposed?

Subject to the supervision and approval of our Board and approval of our stockholders, TPA is responsible for managing the assets of the Company and is permitted, under the terms of the Investment Advisory Agreement between the Company and the Adviser (the “Advisory Agreement”), to engage sub-advisers to provide portfolio management services to Company. If the Adviser delegates sub-advisory duties to a sub-adviser, the Adviser shall continue to remain responsible for monitoring and evaluating the performance of the sub-adviser.

Under the current Advisory Agreement, the Adviser is required to monitor the investment program of any sub-adviser, review all data and financial reports prepared by the sub-adviser, establish and maintain communications with the sub-adviser, and oversee all matters relating to the purchase and sale of investment securities, corporate governance, third-party contracts and regulatory compliance reports. The Adviser is also required to oversee and monitor the performance of the sub-adviser and is responsible for determining whether to recommend to the Board that a particular sub-advisory agreement be entered into or terminated. A determination of whether to recommend the termination of a sub-advisory agreement depends on a number of factors, including, but not limited to, the sub-adviser’s performance record.

The 1940 Act generally requires that a written sub-advisory agreement be approved by the affirmative vote of a majority of the outstanding shares of an investment company. The appointment of a new sub-adviser or material modification of an existing sub-advisory agreement must also be presented for approval by stockholders under the 1940 Act. The Company intends to seek an exemptive order from the SEC that would permit the Adviser to enter into a new sub-advisory agreement or materially amend an existing sub-advisory agreement with an unaffiliated sub-adviser, subject to approval by the Board (including a majority of the Independent Directors), but without obtaining stockholder approval. An investment company operating in this manner is commonly referred to as a “Manager-of-Managers” investment company. The Company can operate as a manager-of-managers investment company in reliance upon the Proposed Relief only if, among other things, the SEC grants the Company an exemptive order approving the Proposed Relief and the Company’s stockholders have approved the manager-of-managers arrangement. That approval is sought in this Proposal Two.

The Company and the Adviser anticipate that the Proposed Relief would give the Adviser greater flexibility to select, supervise, and evaluate sub-advisers without incurring the expense and potential delay of seeking specific stockholder approval to utilize their investment management expertise. Under current applicable law, the Company must call and hold a meeting of the Company’s stockholders, create and distribute proxy materials, and arrange for the solicitation of voting instructions from stockholders. This process is time-intensive, slow, and costly. Under the Proposed Relief, the Board would be able to act more quickly and with less expense to appoint a sub-adviser or materially amend an agreement with a sub-adviser.

What is the proposed Manager-of-Managers arrangement?

If this proposal is approved by the Company’s stockholders, the Company will submit an application with the SEC requesting that that the SEC issue the Proposed relief permitting the Adviser, with the approval of the Board, to enter into or materially modify sub-advisory agreements with unaffiliated sub-advisers without requiring stockholder approval. The Company and the Adviser anticipate that this relief would benefit stockholders to the extent that it will give the Company and the Adviser additional flexibility to implement sub-adviser changes or materially modify sub-advisory agreements with unaffiliated sub-advisers when needed, and to avoid numerous and expensive proxy solicitations. The Company will continue to obtain stockholder approval of a sub-advisory agreement with a sub-adviser considered to be an “affiliated person,” as defined in the 1940 Act, of the Company or the Adviser.

The manager-of-managers arrangement will enable the Company to operate with greater efficiency by allowing the Adviser to employ sub-advisers that are best suited to the needs of the Company, without incurring the expense and delays associated with obtaining stockholder approval of sub-advisers or sub-advisory agreements.

What are the conditions of the exemptive relief expected to be granted pursuant to the Proposed Relief?

The Company believes that under the terms of the Proposed Relief, the Company and the Adviser would be subject to several conditions imposed by the SEC. The Company would be required to continue to obtain stockholder approval to approve or materially modify a sub-advisory agreement with an affiliated sub-adviser. Further, under the conditions of the Proposed Relief, within 90 days of the adoption of a new sub-advisory agreement or a change to an existing sub-advisory arrangement, the Company’s stockholders must be provided with an information statement that contains information about the sub-adviser and sub-advisory agreement.

In addition, in order to rely on the manager-of-managers relief, a majority of the Board must consist of Independent Directors and the nomination of new or additional Independent Directors must be at the discretion of the then existing Independent Directors. The Company’s prospectus must prominently discuss the manager-of-managers arrangement, including the fact that the Adviser has ultimate responsibility (subject to oversight by the Board) to oversee the sub-advisers and recommend their hiring, termination and replacement. If an unaffiliated sub-adviser is hired or terminated, the Adviser must provide the Board with information showing the expected impact on its profitability.

What is the recommendation of the Board?

Based upon its review and after consideration of such factors and information it considered relevant, the Board, including a majority of the Independent Directors present at its July 8, 2014 meeting, approved Proposal Two and voted to recommend to stockholders that they approve the Proposal. The Board is therefore recommending that the Company’s stockholders vote ”FOR” the proposed manager-of-managers arrangement for the Company, as discussed in this Proxy Statement.

What factors were considered by the Board?

In determining whether or not it was appropriate to approve the proposed Manager-of-Managers arrangement and to recommend approval of such arrangements to the Company’s stockholders, the Board, including the Independent Directors, considered certain information and representations provided by the Adviser.

After carefully considering the Company’s contractual arrangement under which the Adviser is engaged as an investment adviser, and the Adviser’s experience in recommending and monitoring sub-advisers, the Board believes that it is appropriate to allow the recommendation, supervision, and evaluation of sub-advisers to be conducted by the Adviser. The Board also believes that this approach would be consistent with stockholders’ expectations that the Adviser will use its expertise to recommend to the Board qualified candidates to serve as sub-advisers.

The Board will continue to provide oversight of the sub-adviser selection and engagement process. The Board, including a majority of the Independent Directors, will continue to evaluate and consider for approval all new or amended sub-advisory agreements. In addition, under the 1940 Act and the terms of the sub-advisory agreements, the Board, including a majority of the Independent Directors, is required to review annually and consider for renewal, the agreement after the initial term. Upon entering into, renewing or amending a sub-advisory agreement, the Adviser and the sub-advisers have a legal duty to provide to the Board, information on pertinent factors.

The Board also considered that stockholder approval of Proposal Two will not result in an increase or decrease in the total amount of investment advisory fees paid by the Company to the Adviser. When engaging sub-advisers and entering into sub-advisory agreements, the Adviser has negotiated and will continue to negotiate fees with sub-advisers. These fees are paid directly by the Adviser and not by the Company. Therefore, any fee reduction or increase negotiated by the Adviser may be either beneficial or detrimental to the Adviser. The fees paid by the Company to the Adviser and the fees paid by the Adviser to the sub-advisers are considered by the Board in approving and renewing the investment management and sub-advisory agreements. Any increase in the investment management fee paid to the Adviser by the Company would continue to require stockholder approval.

The Board concluded that it is appropriate and in the best interests of the Company’s stockholders to provide the Adviser and the Board with maximum flexibility to recommend, supervise and evaluate sub-advisers without incurring the unnecessary delay or expense of obtaining stockholder approval. This process will allow the Company to operate more efficiently. Currently, to appoint an unaffiliated sub-adviser to the Company or to materially amend a sub-advisory agreement with an unaffiliated sub-adviser, the Company must call and hold a stockholder meeting, create and distribute proxy materials, and solicit proxy votes from stockholders. In addition, if a sub-adviser to the Company is acquired or there is a change of control of the sub-adviser that results in the “assignment” of the sub-advisory agreement with the Adviser, the Company currently must seek approval of a new sub-advisory agreement from its stockholders, even when there will be no change in the persons managing the sub-adviser or no change to the services provided to the Company. This process is time-consuming and costly, and some of the costs may be borne by the Company. Without the delay inherent in holding a stockholder meeting, the Adviser and the Company would be able to act more quickly to appoint an unaffiliated sub-adviser with less expense when the Board and the Adviser believe that the appointment would benefit the Company.

What is the required vote?

The Company’s stockholders must approve Proposal Two for it to be effective for the Company. Proposal Two must be approved by the affirmative vote of a majority of the Company’s outstanding voting securities. All stockholders of the Company will vote together as a single class on the Proposal.

What happens if stockholders do not approve Proposal Two?

If stockholders do not approve the manager-of-managers arrangement, or if the SEC does not grant the Proposed Relief, it will not be implemented and the Company will continue to be required to obtain stockholder approval of any changes in the sub-adviser of the Company or any material changes to sub-advisory agreements. Because the Company has not yet obtained the approval of the SEC of the Proposed Relief, the stockholders’ approval, or failure to approve, this proposal will have no effect on Proposal One and the approval of ZAIS to act as the Company’s sub-adviser.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board is not aware of any matters that will be presented for action at the Special Meeting other than the matters set forth herein. Should any other matters requiring a vote of stockholders arise, it is intended that the proxies that do not contain specific instructions to the contrary will be voted in accordance with the judgment of the persons named in the enclosed form of proxy.

AVAILABLE INFORMATION

We are required to file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. You may inspect and copy these reports, proxy statements and other information at the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available on the SEC’s website at http://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing to the SEC’s Public Reference Room. This information will also be available free of charge by contacting us at Triton Pacific Investment Corporation, 10877 Wilshire Blvd., 12th Floor, Los Angeles, CA 90024 or by telephone at (844) TRITON1 (844-874-8661).

Householding of Proxy Materials

In a further effort to reduce printing costs, postage fees and the impact on the environment, we have adopted a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name will receive only one copy of our proxy materials, unless any of these stockholders notifies us that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one set of proxy materials, but would like to request a separate copy of these materials, please contact the Company by calling (844) TRITON1 or by writing to the Company, Attn: Secretary,10877 Wilshire Blvd., Los Angeles, CA 90024. Similarly, you may also contact the Company if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

INVESTMENT ADVISER AND ADMINISTRATOR, INVESTMENT SUB-ADVISER, DEALER MANAGER AND SUB-ADMINISTRATOR

Set forth below are the names and addresses of the Company’s investment adviser and administrator, investment sub-adviser, dealer manager and sub-administrator:

INVESTMENT ADVISER	ADMINISTRATOR	DEALER MANAGER	SUB-ADMINISTRATOR

Triton Pacific Adviser, LLC	TFA Associates, LLC	Triton Pacific Securities, LLC	The Bank of New York
10877 Wilshire Blvd.	13807 Village Mill	10877 Wilshire Blvd.	Mellon Trust Company, NA
12th Floor	Dr. Suite 312	12th Floor	525 William Penn Place,
Los Angeles, CA 90024	Midlothian, VA 23114	Los Angeles, CA 90024	8th Floor Pittsburgh, PA 15259

PLEASE VOTE PROMPTLY BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ACCOMPANYING POSTAGE PAID RETURN ENVELOPE.

Appendix A

Investment Sub-Advisory Agreement

INVESTMENT SUB-ADVISORY AGREEMENT

BETWEEN

TRITON PACIFIC ADVISER, LLC,

ZAIS GROUP, LLC

AND

TRITON PACIFIC INVESTMENT CORPORATION, INC.

          THIS INVESTMENT SUB-ADVISORY AGREEMENT (“Agreement”) made this 24th day of July, 2014, by and between TRITON PACIFIC ADVISER, LLC, a Delaware limited liability company (the “Adviser”), ZAIS Group, LLC, a Delaware limited liability company (the “Sub-Adviser”) and Triton Pacific Investment Corporation, Inc., a Maryland corporation (the “BDC”).

          WHEREAS, the Adviser and the Sub-Adviser are investment advisers that are registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and engage in the business of providing investment management services; and

          WHEREAS, the Adviser has been retained to act as the investment adviser to the BDC, a closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”), pursuant to an Investment Adviser Agreement dated July 27, 2012 (the “Advisory Agreement”), a copy of which is attached hereto as Exhibit A; and

          WHEREAS, the Advisory Agreement permits the Adviser, subject to the supervision and direction of the BDC’s board of directors (the “Board”), to delegate certain of its duties thereunder to other investment advisers, subject to the requirements of the 1940 Act; and

          WHEREAS, the Adviser desires to retain the Sub-Adviser to assist it in fulfilling certain of its obligations under the Advisory Agreement, and the Sub-Adviser is willing to render such services subject to the terms and conditions set forth in this Agreement. More specifically, the Adviser desires to have the Sub-Adviser assist the Adviser in managing a portfolio of floating rate debt securities, CLO securities, and other credit oriented securities (“Syndicated Debt Portfolio”).

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.       Duties of the Sub-Adviser

          (a)          Retention of Sub-Adviser. The Adviser hereby appoints the Sub-Adviser to assist the Adviser in managing the investment and reinvestment of the Syndicated Debt Portfolio assets of the BDC, subject to the terms set forth herein and subject to the supervision of the Board, upon the terms herein set forth:

                         (i)          in accordance with the investment objective, policies and restrictions that are set forth in the BDC’s Registration Statement on Form N-2 as declared effective by the Securities and Exchange Commission (the “SEC”), as amended or superseded from time to time (the “Registration Statement”); and

                         (ii)         in accordance with applicable federal and state laws, rules and regulations, and the Company’s amended and restated articles of incorporation, as further amended from time to time (“Articles of Incorporation”).

          (b)          Responsibilities of Sub-Adviser. Only with respect to the Syndicated Debt Portfolio, the Sub-Adviser shall, during the term and subject to the provisions of this Agreement:

                         (i)          make recommendations to the Adviser as to the general composition and allocation of the BDC’s Syndicated Debt Portfolio, the nature and timing of any changes therein and the manner of implementing such changes, including specific recommendations as to the type of securities and other assets to be purchased, retained or sold by the Syndicated Debt Portfolio;

                         (ii)          assist the Adviser in identifying, evaluating and negotiating the structure of the Syndicated Debt Portfolio investments made or to be made by the BDC;

                         (iii)        separately or in conjunction with the Adviser, conduct due diligence on prospective portfolio companies within the Syndicated Debt Portfolio;

                         (iv)        assist the Adviser in executing closing and monitoring the BDC’s Syndicated Debt Portfolio investments;

                         (v)         provide to the Advisor monthly valuation data on the Syndicated Debt Portfolio using external third party valuation sources;

                         (vi)        upon request from the Adviser, participate in the review of draft public financial statements and registration statements of the BDC to ensure that the information presented regarding the Sub-Adviser and the Syndicated Debt Portfolio investments is accurate and not misleading in any material respect;

                         (vii)        upon request from the Adviser and at such times as are mutually acceptable to the Adviser and the Sub-Adviser, participate in presentations to: (a) broker-dealer road shows; (b) educational forums; (c) due diligence review programs conducted by third-party evaluators and due diligence officers of broker-dealers; and (d) other marketing events and forums to facilitate the BDC’s fund raising efforts;

                         (viii)        upon request from the Adviser and as required by the Board, attend meetings of, and participate in presentations to, the Board, in each case with respect to the Syndicated Debt Portfolio;

                         (ix)          provide the Adviser with such other research and related services relevant to the Syndicated Debt Portfolio as the Adviser may, from time to time, reasonably require for the Adviser to manage the BDC; and

                         (x)          use commercially reasonable efforts to arrange for debt financing with respect to the Syndicated Debt Portfolio on the BDC’s behalf as may be determined necessary by the Sub-Adviser, subject to oversight and approval of the Board.

          Notwithstanding the foregoing or anything else contained in this Agreement, all investment decisions for the BDC will be the sole responsibility of, and will be made by and at the sole discretion of, the Adviser, and the Sub-Adviser shall not be responsible or liable for any such investment decision. Furthermore, the parties acknowledge and agree that the Sub-Adviser shall be required to provide only the services expressly described in this Section 1(b), and shall have no responsibility to provide any other services whatsoever to the Adviser or the BDC, including, but not limited to, administrative, management or other similar services (including services to ensure that the BDC is operated in compliance with applicable law).

          (c)           Power and Authority. To facilitate the Sub-Adviser’s performance of its responsibilities hereunder, but subject to the restrictions contained herein, the Adviser, on behalf of the BDC, hereby delegates to the Sub-Adviser, and the Sub-Adviser hereby accepts, the power and authority to act on behalf of the BDC to effectuate investment decisions made by the Advisor for the BDC’s Syndicated Debt Portfolio, including the execution and delivery of all documents relating to the BDC’s Syndicated Debt Portfolio investments. If the Sub-Adviser deems it necessary or advisable to make, through a special purpose vehicle, any investment it is permitted hereunder to make on behalf of the BDC, then the Sub-Adviser shall, following its receipt of approval from the Advisor, have authority to create, or arrange for the creation of, such special purpose vehicle and to make such investment through such special purpose vehicle in accordance with applicable law. The Adviser, on behalf of the BDC, but subject to the restrictions contained herein, also grants to the Sub-Adviser power and authority to engage in all activities and transactions (and anything incidental thereto) that the Sub-Adviser reasonably deems appropriate, necessary or advisable to carry out its duties pursuant to this Agreement. Nothing in this Agreement shall give the Sub-Adviser the authority to act on behalf of the BDC to effectuate investment decisions other than in connection with the BDC’s Syndicated Debt Portfolio, and in each case only after any investment decision has been approved by the Adviser. Notwithstanding the foregoing, the Sub-Adviser may, from time to time in its discretion consult with and obtain the express consent of, the Adviser prior to exercising its authority under this sub paragraph (c).

          (d)           Acceptance of Duties. The Sub-Adviser hereby agrees during the term hereof to render the services described herein for the compensation provided herein, subject to the limitations contained herein. The Sub-Adviser shall carry out its responsibilities under this Agreement in compliance with: (i) the BDC’s investment objectives, policies and restrictions as set forth in the BDC’s current Registration Statement and Articles of Incorporation; (ii) such policies, directives, regulatory restrictions and compliance policies as the Adviser may from time to time establish or issue and communicate to the Sub-Adviser in writing; and (iii) applicable law and related regulations in all material respects. The Adviser shall promptly notify the Sub-Adviser in writing of changes to (i) or (ii) above and shall notify the Sub-Adviser in writing of changes to (iii) above promptly after it becomes aware of such changes. In no event shall the Sub-Adviser be held responsible for failing to comply with any of (i), (ii) or (iii) unless it has previously received the notification in the foregoing sentence.

          (e)          Independent Contractor Status. The Sub-Adviser shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Adviser or the BDC in any way or otherwise be deemed an agent of the Adviser or the BDC.

          (f)          Record Retention. The Sub-Adviser shall maintain and keep all books, accounts and other records of the Sub-Adviser that relate to activities performed by the Sub-Adviser hereunder as required under the 1940 Act, the Advisers Act and other applicable law. Except as otherwise provided below or required by applicable law, the Adviser agrees that all records that it maintains and keeps in connection with the services provided hereunder shall at all times remain the property of the Sub-Adviser. The Sub-Adviser agrees that the records that it maintains and keeps shall be preserved in the manner and for the periods prescribed by the 1940 Act.

          (g)          Adviser and the BDC understand and acknowledge that Sub-Adviser cannot make and is not making any guaranty or representation that the Syndicated Debt Portfolio will generate profits or that the BDC will not incur loss of capital, and the Sub-Adviser cannot make and is not making any guaranties regarding the performance or success of the Syndicated Debt Portfolio. Adviser and the BDC are aware of the speculative nature of, and risks of loss inherent in, the investments contemplated herein.

2.       Expenses

          (a)          Except as provided below in this Section 2, the Sub-Adviser assumes no obligation with respect to, and shall not be responsible for, the expenses of the Adviser or the BDC in fulfilling the Sub-Adviser’s obligations hereunder. The Sub-Adviser shall, at its sole expense, employ or associate itself with such persons as it believes necessary to assist it in the execution of its duties under this Agreement, including without limitation, persons employed or otherwise retained by the Sub-Adviser or made available to the Sub-Adviser by its members or affiliates.

          (b)          The Adviser shall cause the Sub-Adviser to be reimbursed by the BDC or the Adviser, as appropriate, for expenses reasonably incurred by the Sub-Adviser at the request of or on behalf of the BDC or the Adviser including, without limitation, expenses related to any services provided pursuant to Sections 1(b)(vii), (viii) and (ix) of this Agreement, to the same extent as such expenses would be reimbursable to the Adviser pursuant to Section 2 of the Advisory Agreement had such expenses been incurred by the Adviser. The Sub-Adviser shall maintain and provide to the BDC and the Adviser as they may reasonably request, records of all such expenses for which it seeks reimbursement. The Sub-Adviser shall be reimbursed by the BDC or the Adviser, as appropriate, for its expenses incurred in accordance with this Section 2 promptly following its request therefor.

3.       Compensation

          In consideration for the Sub-Adviser’s services hereunder, the Adviser shall pay the Sub-Adviser the fees described below (and will provide to Sub-Advisor supporting documentation to assist the Sub-Advisor in confirming the related fee calculations), payable quarterly in arrears (within 5 days of when fees are paid to the Adviser):

          (a)          With respect to any Base Management Fee (as defined in the Advisory Agreement) payable to the Adviser pursuant to the Advisory Agreement, Sub-Adviser shall receive .125% (12.5 basis points) of the average gross assets (including amounts borrowed) of the Syndicated Debt Portfolio each quarter (pro-rated if less than one quarter).

          (b)          With respect to any Incentive Fee (as defined in the Advisory Agreement) payable to the Adviser pursuant to the Advisory Agreement (which are calculated on a cumulative basis), Sub-Adviser shall receive one half of the aggregate Incentive Fee payable to the Adviser times the quotient of the Incentive Fee generated on the Syndicated Debt Portfolio divided by the aggregate Incentive Fee payable to the Adviser each quarter (pro-rated if less than one quarter). However, in no event shall such Incentive Fee payable to Sub-Adviser be greater than 100% of the Incentive Fee payable to Adviser.

a.

Example 1: Assuming a quarter’s Incentive Fee on the Syndicated Debt Portfolio is $250,000 and the aggregate Incentive Fee payable to Adviser from the BDC is $750,000, Sub-Adviser shall receive an Incentive Fee of $125,000.

b.

Example 2: Assuming a quarter’s Incentive Fee on the Syndicated Debt Portfolio is $250,000 and the aggregate Incentive Fee payable to Adviser from BDC is $200,000 (due to a $50,000 realized or unrealized loss on the BDC’s private equity portfolio), Sub-Adviser shall receive an Incentive Fee of $125,000.

c.

Example 3: Assuming a quarter’s Incentive Fee on the Syndicated Debt Portfolio is $250,000 and the aggregate Incentive Fee payable to Adviser from BDC is $50,000 (due to a $200,000 realized or unrealized loss on the BDC’s private equity portfolio), Sub-Adviser shall receive an Incentive Fee of $50,000.

d.

Example 4: Assuming a quarter’s Incentive Fee on the Syndicated Debt Portfolio is $0 (or negative) and the aggregate Incentive Fee payable to Adviser from BDC is $500,000, Sub-Adviser shall receive an Incentive Fee of $0.

          In the event that this Agreement is terminated, for purposes of determining fees payable to the Sub-Adviser, the advisory fees payable to the Sub-Adviser shall be pro-rated for the quarter of such termination.

          (c)          Except as required by applicable law, rule or regulation, any deferral, reduction, waiver or other modification of the Base Management Fee or Incentive Fee to be paid to the Adviser (including, without limitation, the manner and timing by which such fees are paid or payable to the Adviser ) will require the prior written consent of the Sub-Adviser.

4.       Representations and Warranties of the Sub-Adviser

          The Sub-Adviser represents and warrants to the Adviser as follows:

          (a)          The Sub-Adviser is registered as an investment adviser under the Advisers Act and shall maintain such registration during the term of this Agreement;

          (b)          The Sub-Adviser is a limited liability company duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

          (c)          The execution, delivery and performance by the Sub-Adviser of this Agreement are within the Sub-Adviser’s powers and have been duly authorized by all necessary action, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-Adviser for the execution, delivery and performance by the Sub-Adviser of this Agreement, and the execution, delivery and performance by the Sub-Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Sub-Adviser’s governing documents, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sub-Adviser;

          (d)          Part 2 of the Sub-Adviser’s most recent Form ADV filed with the SEC pursuant to Section 203(c) of the Advisers Act, previously provided to the Adviser, is a true and complete copy of the form and the information contained therein is accurate and complete in all materials respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The Sub-Adviser will promptly provide the Adviser and the BDC with a complete copy of all subsequent material changes to Part 2 of its Form ADV;

          (e)          The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide the Adviser and the BDC with a copy of that code. Within 20 days of the end of each calendar quarter during which this Agreement remains in effect, an authorized signatory of the Sub-Adviser shall, upon the Adviser’s written request, certify to the Adviser or the BDC that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous quarter and that there have been no material violations of the Sub-Adviser’s code of ethics or, if such a material violation has occurred, that appropriate action has been taken in response to such violation. Upon prior written request of the Adviser or the BDC and during normal business hours, the Sub-Adviser shall permit representatives of the Adviser or the BDC to examine the reports (or summaries of the reports) required to be made to the Sub-Adviser by Rule 17j-1(c)(1) and other records evidencing enforcement of the code of ethics; provided, however, that such examinations shall be conducted at the sole expense of the Adviser or the BDC, as applicable. For the avoidance of doubt and except as otherwise expressly provided in the immediately preceding sentence, neither the Adviser nor the BDC shall have any right to examine, inspect, copy or review any of the books, records, reports or other written materials prepared or maintained by the Sub-Adviser, except as required by applicable laws, rules or regulations to fulfill duties as a registered investment adviser or as a business development company; and

          (f)          The Sub-Adviser shall comply in all material respects with all requirements applicable to an investment adviser of a business development company like the BDC under the Advisers Act and the 1940 Act; provided that the Adviser shall provide to the Sub-Adviser (i) the provisions of the 1940 Act that are applicable to the Sub-Adviser in performing its services hereunder and (ii) all information reasonably requested by the Sub-Adviser in order to comply with the provisions hereof, the 1940 Act and the Advisers Act; but provided further that the failure of the Adviser to provide the Sub-Adviser with any of the information specified in (i) and (ii) above, shall not relieve the Sub-Adviser of its obligations under this paragraph (f).

5.       Broker-Dealer Selection

          The Sub-Adviser is authorized to select the brokers or dealers (collectively “Brokers”) through which to execute the purchases and sales of Syndicated Debt Portfolio securities. In selecting Brokers, the Sub-Adviser may give consideration to factors other than price, including, but not limited to, brokerage and research services and market information. Any such services or information which the Sub-Adviser receives in connection with activities for the BDC may also be used by the Sub-Adviser for the benefit of other clients and customers of the Sub-Adviser or for its own benefit or the benefit of any of its Affiliates, provided that the Sub-Adviser shall only use brokerage and research services and market information provided by a broker in accordance with the safe harbor established by Section 28(e) of the Exchange Act. The Sub-Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the BDC to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith, taking into account factors, including without limitation, price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the BDC’s portfolio, and is consistent with the Sub-Adviser’s duty to seek the best execution on behalf of the BDC.

          The Sub-Adviser shall, upon written request, promptly communicate to the investment committee of the Adviser such information relating to portfolio transactions as they may reasonably request. Notwithstanding the foregoing, with regard to transactions with or for the benefit of the BDC, the Adviser may not pay any commission or receive any rebates or give-ups, nor participate in any business arrangements which would circumvent this restriction.

6.       Representations and Warranties of the Adviser

          The Adviser represents and warrants to the Sub-Adviser as follows:

          (a)          The Adviser is registered as an investment adviser under the Advisers Act and shall maintain such registration during the term of this Agreement;

          (b)          The Adviser is a limited liability company duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

          (c)          The execution, delivery and performance by the Adviser of this Agreement are within the Adviser’s powers and, subject to the approval of this Agreement by the BDC’s shareholders, have been duly authorized by all necessary action, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser or (iv) the Advisory Agreement;

          (d)          The Form ADV of the Adviser previously provided to the Sub-Adviser is a true and complete copy of the form as currently filed with the SEC and the information contained therein is accurate and complete in all materials respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The Adviser will promptly provide the Sub-Adviser with a complete copy of all subsequent amendments to its Form ADV.

          (e)          The Adviser shall comply in all material respects with all requirements applicable to the investment adviser of a business development company like the BDC under the Advisers Act and the 1940 Act;

          (f)          The Adviser acknowledges that it has (i) received a copy of the Sub-Adviser’s Form ADV Part 2 prior to entering into this Agreement and (ii) read the Sub-Advisor’s “Certain Conflicts of Interest” disclosure, attached hereto as Exhibit B; and

          (g)          Advisor makes the representations and warranties contained in Exhibit C attached hereto with respect to its CFTC registration status.

7.       Representations and Warranties of the BDC

          The BDC represents and warrants to the Sub-Adviser as follows:

          (a)          The BDC is an investment company that has elected to be treated as a business development company under the 1940 Act and is, and will continue to be, operated in accordance with the provisions of the 1940 Act applicable to business development companies;

          (b)          The BDC is a corporation duly organized and validly existing under the laws of the State of Maryland with the power to own and possess its assets and carry on its business as it is now being conducted;

          (c)          The execution, delivery and performance by the BDC of this Agreement are within the BDC’s powers and, subject to the approval of this Agreement by the BDC’s shareholders, have been and will have been duly authorized by all necessary action, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the BDC for the execution, delivery and performance by the BDC of this Agreement, and the execution, delivery and performance by the BDC of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the BDC’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the BDC; and

          (d)          The information contained in the BDC’s Registration Statement on Form N-2, including any amendments thereto as may be required to be filed, is accurate and complete in all materials respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

          (e)          The BDC has received a copy of the Sub-Adviser’s Form ADV Part 2 prior to entering into this Agreement.

8.       Other Activities of the Sub-Adviser

          (a)          The services of the Sub-Adviser to the Adviser and the BDC are not exclusive, and the Sub-Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to or different from those of the BDC, and nothing in this Agreement shall limit or restrict the right of the Sub-Adviser or any of its officers, directors, members, employees or affiliates (including the officers, directors, members, employees of the affiliate ) to engage in any other business or to devote its, his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the BDC’s portfolio companies, subject to applicable law). The Sub-Adviser assumes no responsibility under this Agreement other than to render the services set forth herein.

          (b)          Nothing in this Agreement shall prevent the Sub-Adviser or any member, manager, officer, employee or other affiliate thereof from acting as investment adviser for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Sub-Adviser or any of its members, managers, officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting.

9.       Liability and Indemnification

          (a)          The duties of the Sub-Adviser shall be confined to those expressly set forth in Section 1(b) hereof and the Sub-Adviser expressly disclaims liability for any other duties. The Sub-Adviser shall not be liable for any loss arising out of any of its activities hereunder, except a loss resulting from the Sub-Adviser’s willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby. (As used in this Section 8(a), the term “Sub-Adviser” shall include, without limitation, its affiliates and the Sub-Adviser’s and its affiliates’ respective partners, shareholders, directors, members, principals, officers, employees and other agents of the Sub-Adviser.)

          (b)          The Sub-Adviser shall indemnify the Adviser and the BDC, and their respective affiliates and controlling persons, for any liability and expenses, including reasonable attorneys’ fees, which the Adviser, the BDC or their respective affiliates and controlling persons may sustain as a result of the Sub-Adviser’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or material violation of applicable U.S. federal securities laws.

          (c)          The BDC and the Adviser shall jointly and severally indemnify the Sub-Adviser, its affiliates and its controlling persons, for any liability and expenses, including reasonable attorneys’ fees, howsoever arising from, or in connection with, the Sub-Adviser’s performance of its obligations under this Agreement or the Adviser’s or the BDC’s breach of the terms, representations and warranties herein; provided, however, that the Sub-Adviser shall not be indemnified for any liability or expenses that may be sustained as a result of the Sub-Adviser’s willful misfeasance, bad faith, or gross negligence in the performance of the Sub-Adviser’s duties or by reason of the reckless disregard of the Sub-Adviser’s duties and obligations under this Agreement, or material violation of applicable U.S. federal securities laws.

          (d)          The BDC and the Adviser, as the case may be, shall be permitted to advance funds to the Sub-Adviser for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are met:

                         (i)          the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Adviser in performing its duties to the BDC;

                         (ii)         the Sub-Adviser provides the BDC with written affirmation of the Sub-Adviser’s good faith belief that the Sub-Adviser has met the standard of conduct necessary for indemnification by the BDC and the Adviser;

                         (iii)        indemnification by the BDC and the Adviser, and the advancement of legal expenses and other costs associated therewith, is not prohibited by applicable law; and

                         (iv)        the Sub-Adviser undertakes in writing to repay the advanced funds to the Adviser or the BDC, together with interest thereon based on LIBOR as of the date the funds were advanced, in cases in which the Sub-Adviser is not found to be entitled to indemnification pursuant to a final, non-appealable decision of a court of competent jurisdiction.

10.      Confidentiality

           (a)          Subject to Section 9(b), each of the Sub-Adviser and the Adviser acknowledge and agree that pursuant to this Agreement, either party may obtain the other party’s confidential and proprietary information and materials concerning or pertaining to the other’s business. Each party will receive and hold such information in the strictest confidence, and acknowledges, represents, and warrants that it will use its best efforts to protect the confidentiality of this information. Each party agrees that, without the prior written consent of the other party, it will not use, copy, or divulge to third parties or otherwise use, except in accordance with the terms of this Agreement, any information obtained from or through the other party in connection with this Agreement other than as reasonably necessary in the course of its business; provided that such recipients must agree to protect the confidentiality of such information and use such information only for the purposes of providing services to the Sub-Adviser, Adviser and/or the BDC; provided, further, however, this covenant shall not apply to information (i) which is in the public domain now or when it becomes in the public domain in the future, other than by reason of a breach of this Agreement, (ii) which has come to either party from a lawful source not known by such party to be bound to maintain the confidentiality of such information, other than from the other party or an affiliate or representative of that party, or (iii) disclosures which are required by law, regulatory authority, regulation or legal process.

           (b)          The Adviser agrees that the Sub-Adviser shall have the right to disclose the performance of the BDC to third parties at any time, subject to the prior review and approval by the Adviser (not to be unreasonably withheld or delayed) of the form of disclosure.

           (c)          Notwithstanding anything to the contrary herein, each party to this Agreement (and each employee, representative, or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of (i) the BDC and (ii) any of its transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure.

           (d)          The agreements made by each party to the other party pursuant to this Section 10 shall survive the termination of this Agreement.

11.     Brand Usage

          The Sub-Adviser conducts its investment advisory business under, and owns all rights to, the trademark “ZAIS Group, LLC” and the “ZAIS Group” design (collectively, the “Brand”). In connection with the BDC’s (a) public filings; (b) requests for information from state and federal regulators; (c) offering materials and advertising materials; and (d) press releases, the BDC may, subject to the terms and conditions of this Section 11, use the Brand or otherwise state in such materials that investment advisory services are being provided by the Sub-

Adviser to the BDC under the terms of this Agreement. The Sub-Adviser hereby grants a non-exclusive, non-transferable, and non-sublicensable license to the BDC for the use of the Brand solely as permitted in the foregoing sentence. Notwithstanding anything to the contrary contained herein, prior to using the Brand in any manner or otherwise refer, directly or indirectly, to the Sub-Advisor, the BDC or the Adviser, as applicable, shall submit all such proposed uses or language to the Sub-Adviser for prior written approval. The Adviser and the BDC agree to control the use of such Brand in accordance with the standards and policies as established between the Adviser and the Sub-Adviser pursuant to the terms of this Agreement and shall only use the Brand or otherwise refer, directly or indirectly, to the Sub-Advisor if they have received the prior written approval of the Sub-Adviser for such specific use. At no time shall the Adviser contest the validity of the Brand or use the Brand other than in accordance with this Agreement. The Sub-Adviser reserves the right to terminate this license immediately upon written notice for any reason, including, without limitation, if any use of the Brand by the Adviser or the BDC is not in compliance with the standards and policies as established between the Adviser and the Sub-Adviser. Unless terminated earlier by the Sub-Adviser, the term of the license granted under this Section shall be for the term of this Agreement only, including any renewals and extensions, and the right to use the Brand as provided herein shall terminate immediately upon the termination of this Agreement or the investment advisory relationship between the Adviser and the BDC. The BDC and the Adviser agree that the Sub-Adviser is the sole owner of the Brand, and any and all goodwill in the Brand arising from the Adviser’s or the BDC’s use of the Brand shall inure solely to the benefit of the Sub-Adviser. Without limiting the foregoing, this license shall have no effect on the BDC’s ownership rights of the works within which the Brand shall be used.

12.     Duration and Termination of Agreement

           (a)          Term and Effectiveness. This Agreement shall become effective as of the date that the BDC obtains all requisite approvals of this Agreement (the “Effective Date”). This Agreement shall remain in effect for two years, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (i) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the BDC and (ii) the vote of a majority of the BDC’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party, in accordance with the requirements of the 1940 Act.

           (b)          Termination. This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the Adviser or the Sub-Adviser. This Agreement shall automatically terminate in the event of (1) its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act), (2) the termination of the Advisory Agreement, or (3) the Adviser determines that this Agreement would violate the terms of the Advisory Agreement. The provisions of Section 8 of this Agreement shall remain in full force and effect, and the Adviser and the Sub-Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement.

           (c)          Notwithstanding any termination of this Agreement, the Sub-Adviser shall be entitled to receive all amounts payable to it and not yet paid pursuant to Sections 2 or 3 hereof. In addition, Section 14 shall survive termination of this Agreement.

13.     Notices

          Any notice under this Agreement shall be given in writing, either via electronic mail or addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

14.     Amendments

          This Agreement may be amended by mutual written consent of the parties, subject to the requirements of applicable law.

15.     Governing Law

          Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of California. For so long as the BDC is regulated as a BDC under the 1940 Act, this Agreement shall also be construed in accordance with the applicable provisions of the 1940 Act. In such case, to the extent the applicable laws of the State of California, or any of the provisions herein, conflict with the provisions of the 1940 Act, the latter shall control. To the fullest extent permitted by law, in the event of any dispute arising out of the terms and conditions of this Agreement, the parties hereto consent and submit to the jurisdiction of the following courts: (i) for any action initiated by the Adviser, the courts of the State of California in the county of Los Angeles and of the U.S. District Court for the Western Division of the Central District of California; and (ii) for any action initiated by the Sub-Adviser, the courts of the State of New York in the county of New York and of the U.S. District Court for the Southern District of New York.

16.     Severability

          If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

17.     Counterparts

          This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute an agreement.

[signature page follows]

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

TRITON PACIFIC ADVISER, LLC

By	/s/ Craig Faggen
Craig Faggen, President

ZAIS Group, LLC

By	/s/ Michael Szymanski
Michael Szymanski, President

Acknowledged and Agreed:

TRITON PACIFIC INVESTMENT CORPORATION, INC.

By	/s/ Craig Faggen
Craig Faggen, President

TRITON PACIFIC INVESTMENT CORPORATION
10877 Wilshire Blvd., 12th Floor
Los Angeles, California 90024
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On September 11, 2014

The undersigned hereby appoints Craig J. Faggen and Michael L. Carroll, and each of them, as proxies of the undersigned with full power of substitution in each of them, to attend the Special Meeting of Stockholders of Triton Pacific Investment Corporation, Inc., a Maryland corporation (the “Company”), to be held at10:00 a.m., Pacific Time, on Thursday, September 11, 2014, at the offices of the Company located at 10877 Wilshire Blvd., 12th Floor, Los Angeles, California 90024, and any adjournments or postponements thereof (the “Special Meeting”), and vote as designated on the reverse side of this proxy card all of the shares of common stock, par value $0.001 per share, of the Company (“Shares”) held of record by the undersigned. The proxy statement and the accompanying materials are being mailed to stockholders of record described below on or about August 13, 2014. All properly executed proxies representing Shares received prior to the Special Meeting will be voted in accordance with the instructions marked thereon.

If no specification is made, the Shares will be voted FOR the proposal to approve the sub-advisory agreement between Triton Pacific Adviser, LLC and ZAIS Group, LLC and FOR the proposal to approve a manager-of-managers policy to permit Triton Pacific Adviser, LLC, subject to the approval by the Boards, to enter into and materially amend agreements with unaffiliated sub-advisers without first obtaining the approval of the Company’s stockholders. If any other business is presented at the Special Meeting, this proxy will be voted by the proxies in their best judgment, including a motion to adjourn or postpone the Special Meeting to another time and/or place for the purpose of soliciting additional proxies. At the present time, the board of directors of the Company knows of no other business to be presented at the Special Meeting. Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise. Stockholders who execute proxies may revoke them with respect to a proposal by attending the Special Meeting and voting his or her Shares in person or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to the date of the Special Meeting.

Note: Please sign exactly as your name appears on this Proxy. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate or partnership proxies should be signed by an authorized person indicating the person’s title.

Signature

Signature

Date

Please refer to the Proxy Statement for a discussion of each matter.
IF THE PROXY IS SIGNED, SUBMITTED AND NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR EACH OF THE PROPOSALS.
As to any other matter, said proxies shall vote in accordance with their best judgment.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

Please mark box as shown in this example. ☒

1.	To approve a new investment sub-advisory agreement between Triton Pacific Adviser, LLC and ZAIS Group, LLC with respect to the Company.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

2.

To approve a manager-of-managers policy with respect to the Company to permit Triton Pacific Adviser, LLC, subject to prior approval by the Board, to enter into and materially amend agreements with unaffiliated sub-advisers without obtaining approval of the Company’s shareholders.

		FOR	AGAINST	ABSTAIN
		☐	☐	☐

PLEASE SIGN ON THE REVERSE SIDE